Exhibit 99.1

CR-12-19

THE GEO GROUP AUTHORIZES SPECIAL DIVIDEND OF $350 MILLION,

TAKES CRITICAL STEPS TOWARD 2013 REIT CONVERSION

•	Internal Corporate Restructuring will Position GEO to Operate in Compliance with the REIT rules in FY 2013

•	GEO to Pay Special Dividend of $350 million in December 2012 in Connection with 2013 REIT Conversion

•	GEO Estimates 2013 REIT FFO of $215 million to $225 million, AFFO of $200 million to $210 million and 2013 Dividend of $2.20 to $2.40 Per Share

Boca Raton, Fla. – December 6, 2012 — The GEO Group, Inc. (NYSE: GEO) (“GEO”) today announced that its Board of Directors (the “Board”) has unanimously authorized GEO to take all necessary steps, including the divestiture of certain health care assets, that will prepare GEO to position itself to operate in compliance with the real estate investment trust (“REIT”) rules of the Internal Revenue Code (the “REIT rules”) beginning January 1, 2013. This decision follows a thorough analysis and careful consideration by GEO of ways to maximize shareholder value through alternative financing, capital and other strategies. While GEO has not received a private letter ruling from the Internal Revenue Service (“IRS”), GEO is taking the necessary steps to position itself to qualify as a REIT for 2013.

George C. Zoley, GEO’s Chairman, CEO and Founder, said, “Based on our extensive work over the past few months, our Board and our management team strongly believe that positioning GEO for a REIT conversion will maximize our company’s ability to create shareholder value given the nature of our assets, help lower our cost of capital, draw a larger base of potential shareholders, provide greater flexibility to pursue growth opportunities, and create a more efficient operating structure.”

“We believe these actions will enable our shareholders to begin enjoying the benefits of REIT status as soon as possible. Similarly, our Board felt strongly that the declaration of a special dividend this year relating to a REIT conversion provides our shareholders with maximum value as year-end approaches,” said Zoley.

“Fundamentally, GEO is in a real estate intensive industry. Our present company profile has evolved over several years, during which time, we have developed and financed many new detention and correctional facilities for federal and state government clients. Importantly, the REIT conversion would have no impact on our valued clients worldwide who will continue to receive high-quality services with industry-leading practices through our diversified business units,” Zoley added.

— More—

Special Dividend

On December 6, 2012, GEO’s Board declared a special dividend of $5.68 per share of common stock, representing approximately $350 million of accumulated earnings and profits, which will be paid on December 31, 2012 to shareholders of record as of December 12, 2012. Each shareholder may elect to receive payment of the special dividend either in cash or in shares of GEO common stock, except that GEO will limit the aggregate amount of cash payable to shareholders (other than cash payable in lieu of fractional shares) to the amount of cash paid pursuant to the lottery described below, plus 20% of the total dividend amount remaining after the lottery. Shareholders who elect to receive cash will be placed in a lottery to receive all cash, with the total cash consideration issued in the lottery capped at approximately $7.35 million or 2.1% of the special dividend. Shareholders who do not make an election will be deemed to have chosen the cash option, but will not participate in the lottery. If, following the lottery, total cash elections (including deemed elections) exceed 20% of the remaining dividend amount, each shareholder electing to receive cash will receive stock and a pro rata portion of the available cash. As a result, a shareholder electing to receive all cash will receive at least 20% of the shareholder’s portion of the dividend in cash.

The total number of shares of common stock to be distributed pursuant to the special dividend will be determined based on shareholder elections and the average opening price per share of GEO common stock on the New York Stock Exchange on the two trading days following December 24, 2012, the date that election forms will be due. Promptly after December 12, 2012, election forms and materials will be mailed to shareholders.

Financial Guidance

As a REIT, GEO would expect to generate $320 million to $330 million in 2013 Adjusted EBITDA, $215 million to $225 million in 2013 Funds from Operations, $200 million to $210 million in 2013 Adjusted Funds from Operations and $130 million to $140 million in 2013 pre-tax income. This financial performance would allow GEO to pay an estimated annual REIT dividend in 2013 of approximately $2.20 to $2.40 per share of common stock based on GEO’s current outstanding share count of 61.6 million. GEO will provide further financial guidance for 2013 in its fourth quarter 2012 earnings announcement.

GEO expects to incur $15 million to $20 million in one-time REIT conversion costs/charges, including costs associated with modifying existing bank debt agreements. Approximately $10 million to $15 million of the one-time REIT-related costs/charges will be incurred in the fourth quarter of 2012, and the balance will be incurred in the first quarter of 2013. The one-time REIT conversion related costs/charges will be offset by the elimination of certain net deferred tax liabilities in the fourth quarter of 2012 resulting in a positive adjustment to earnings of $90 million to $110 million. GEO expects to incur an additional $3 million to $5 million in annual compliance expenses going forward.

— More—

Internal Corporate Restructuring

In order to position itself for REIT eligibility, GEO will reorganize its operations into separate legal wholly-owned operating business units through a taxable REIT subsidiary (“TRS”). Through the TRS structure, a small portion of GEO’s businesses, which are non-real estate related, such as GEO’s managed-only contracts, international operations, electronic monitoring services, and other non-residential facilities, will be part of wholly-owned taxable subsidiaries of the REIT, while most of GEO’s business segments, which are real estate related and involve company-owned and company-leased facilities, will be part of the REIT. The TRS structure will allow GEO to maintain the strategic alignment of almost all of its diversified business segments under one entity.

Private Letter Ruling

GEO has completed an extensive analysis of the REIT requirements and believes that it could meet the REIT operational and technical thresholds following the divestiture of its health care facility operations by year-end 2012. GEO expects to take the necessary steps as approved by the Board to be able to operate in compliance with the REIT rules as of January 1, 2013 and does not need to receive a final private letter ruling from the IRS before January 1, 2013 in order to do so. GEO intends to continue to pursue a private letter ruling from the IRS affirming its ability to operate as a REIT.

Asset Divestiture

Applicable REIT rules substantially restrict the ability of REITs to directly or indirectly operate or manage health care facilities. As a result, in order to achieve and preserve REIT status effective January 1, 2013, GEO is required to divest all health care facility management contracts prior to December 31, 2012. Under its wholly-owned subsidiary, GEO Care, Inc., GEO currently holds six managed-only health care facility contracts, totaling 1,970 beds, and provides correctional mental health services for the Palm Beach County, Florida jail system through its Residential Treatment Services division and delivers correctional health care services in publicly-operated prisons in the State of Victoria, Australia through its Pacific Shores Healthcare subsidiary. These contracts and services (collectively, the “GEO Care Business”) generate approximately $165 million in annualized revenues.

To enable GEO to achieve REIT status as of January 1, 2013, a special committee of the Board was formed consisting of all the independent directors of GEO (the “Independent Committee”), and the Independent Committee approved the entry by GEO into a definitive agreement for the sale of the GEO Care Business to members of GEO and GEO Care’s management teams (the “MBO Group”) for a purchase price of $36 million, inclusive of normalized working capital in the GEO Care Business as of the closing date (the “GEO Care Divestiture”). The MBO Group will also be obligated to pay up to an additional $5 million in purchase price on a contingent earn-out basis if certain potential future contract awards are received by GEO Care.

—More—

In connection with the GEO Care Divestiture, the MBO Group will enter into various arrangements with GEO which will result in approximately $2.6 million in annual payments and cost savings for GEO through a five-year support services agreement, a five-year licensing agreement, and annual general and administrative cost savings. Additionally, GEO expects to incur a non-cash charge of approximately $13 million to $17 million, net of tax, related to the write-off of goodwill, other intangible assets and intercompany debt during the fourth quarter of 2012 in connection with the GEO Care Divestiture. The parties expect to close the transaction by year-end 2012.

The Independent Committee engaged Davis Polk & Wardwell LLP and Delancey Street Partners, LLC as its legal and financial advisors, respectively, in its evaluation of the GEO Care Divestiture. Delancey Street Partners, LLC and Duff & Phelps LLC have each rendered fairness opinions to the Independent Committee and the Board of Directors stating that the consideration to be received by GEO in the GEO Care Divestiture is fair, from a financial point of view, to GEO.

Shareholder Vote

In order to ensure operation in accordance with the REIT rules, GEO plans on undertaking certain corporate reorganization actions including the inclusion of certain ownership limitations in GEO’s charter documents, which will require the approval of GEO’s shareholders. GEO expects to hold a special meeting of shareholders in the first half of 2013 for this purpose.

Principal Advisors

GEO has retained Skadden, Arps, Slate, Meagher & Flom LLP and Akerman Senterfitt as legal advisors, Bank of America Merrill Lynch and Barclays Capital as financial co-advisors, and Deloitte, LLP as accounting advisors to assist the Company in its REIT conversion.

Investor Conference Call Information

An investor conference call and simultaneous webcast has been scheduled for 11:00 AM (Eastern Time) on Friday, December 7, 2012 to discuss the steps GEO is taking to position itself for a 2013 REIT conversion. Hosting the call will be George C. Zoley, GEO’s Chairman, Chief Executive Officer and Founder and Brian R. Evans, GEO’s Chief Financial Officer. The call-in number for the U.S. is 1-866-788-0540 and the international call-in number is 1-857-350-1678. The participant pass-code for the conference call is 93556623. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.geogroup.com. A replay of the audio webcast will be available on the website for one year. A telephonic replay of the conference call will be available until January 7, 2013 at 1-888-286-8010 (U.S.) and 1-617-801-6888 (International). The pass-code for the telephonic replay is 32758887.

Investor Presentation

GEO has made available an investor presentation which can be obtained from GEO’s investor relations home page at www.geogroup.com.

—More—

About The GEO Group, Inc.

The GEO Group, Inc. is the world’s leading diversified provider of correctional, detention, and community reentry services to federal, state, and local government agencies around the globe. GEO offers a turnkey approach that includes design, construction, financing, and operations. GEO represents government clients in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include 18,000 employees, 101 correctional, detention and community reentry facilities, including projects under development, and 73,000 owned and/or managed beds.

Important Information on GEO’s Non-GAAP Financial Measures

Adjusted EBITDA, Funds From Operations, and Adjusted Funds From Operations are non-GAAP financial measures.

Adjusted EBITDA is defined as income from continuing operations before net interest expense, income tax provision, depreciation and amortization, and tax provision on equity in earnings of affiliates, adjusted for net income/loss attributable to non-controlling interests, stock-based compensation expenses, and certain other non-recurring adjustments. GEO believes that Adjusted EBITDA is useful to investors as it provides information about the performance of GEO’s overall business because such measure eliminates the effects of certain unusual or non-recurring charges that are not directly attributable to GEO’s underlying operating performance, it provides disclosure on the same basis as that used by GEO’s management and it provides consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO uses Adjusted EBITDA to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units. In future press releases reporting financial results for a completed quarterly or annual period where GEO is reporting Adjusted EBITDA for the completed period, GEO will provide a quantitative reconciliation for Adjusted EBITDA to the most directly comparable financial measure calculated and presented in accordance with GAAP.

Funds From Operations, or FFO, is defined in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income (loss) attributable to common shareholders (computed in accordance with Generally Accepted Accounting Principles), excluding real estate related depreciation and amortization, excluding gains and losses from the cumulative effects of accounting changes, extraordinary items and sales of properties, and including adjustments for unconsolidated partnerships and joint ventures. Adjusted Funds From Operations, or AFFO, is defined as FFO adjusted for maintenance capital expenditures, stock-based compensation expenses, and certain other non-recurring adjustments. GEO believes that FFO and AFFO are useful to investors because these measures help investors evaluate GEO’s operating performance without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on the sale of assets, as well as certain adjustments, and they are widely recognized measures of the performance of REITs. GEO uses FFO and AFFO to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units. In future press releases reporting financial results for a completed quarterly or annual period where GEO is reporting FFO and AFFO for the completed period, GEO will provide a quantitative reconciliation for FFO and AFFO to the most directly comparable financial measures calculated and presented in accordance with GAAP.

—More—

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding the steps GEO is taking to position itself to operate in compliance with the REIT rules effective January 1, 2013, the payment of a special dividend by December 31, 2012, the completion of an internal corporate restructuring, the consummation of the GEO Care Divestiture, and GEO’s financial guidance for 2013. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to successfully complete its conversion to a real estate investment trust effective January 1, 2013; (2) GEO’s ability to obtain a favorable private letter ruling from the IRS; (3) GEO’s ability to consummate the GEO Care Divestiture by December 31, 2012; (4) GEO’s ability to pay the special dividend by December 31, 2012; (5) GEO’s ability to meet its financial guidance given the various risks to which its business is exposed; (6) GEO’s ability to declare future cash dividends; (7) GEO’s ability to successfully pursue further growth and continue to create shareholder value; (8) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (9) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (10) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (11) GEO’s ability to obtain future financing on acceptable terms; (12) GEO’s ability to sustain company-wide occupancy rates at its facilities; (13) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; and (14) other factors contained in GEO’s Securities and Exchange Commission filings, including the Form 10-K, 10-Q and 8-K reports.

- End -